Exhibit 99.1

GRI Bio Enters into Asset Purchase Agreement with Aardvark Therapeutics, Inc. for the Sale of Legacy Asset, ADAIR

Aardvark to acquire global development and commercialization rights to ADAIR and all intellectual property outside of Europe and licensor rights for the EU

Aardvark to leverage ADAIR formulation technology for certain follow-on pipeline programs in development

GRI to receive modest upfront payment and potential to earn development and commercial milestones up to approximately $80 million

LA JOLLA, CA, August 23, 2023 – GRI Bio, Inc. (NASDAQ: GRI) (“GRI Bio” or the “Company”), a biotechnology company advancing an innovative pipeline of Natural Killer T (“NKT”) cell modulators for the treatment of inflammatory, fibrotic and autoimmune diseases, today announced that the Company has entered into an asset purchase agreement pursuant to which Aardvark Therapeutics, Inc. (“Aardvark”) will acquire certain assets and intellectual property of the Company that pertain to ADAIR (Abuse Deterrent Amphetamine Immediate Release). Aardvark intends to utilize the ADAIR formation technology for the development of certain follow-on pipeline programs.

ADAIR, a legacy asset from the merger with Vallon Pharmaceuticals, Inc. (“Vallon”), is a proprietary abuse-deterrent formulation of immediate release dextroamphetamine for the treatment of attention deficit hyperactivity disorder (“ADHD”) designed to deter attempts to crush and snort it or take it by other non-oral routes that can produce a greater “high.”

Under the terms of the agreement, Aardvark will assume responsibility for and endeavor to develop and commercialize the purchased assets. Exclusive license rights to develop and commercialize ADAIR in Europe and the UK were previously licensed to Medice Arzneimittel Pütter GmbH, a leader in the European ADHD market. GRI Bio will receive a modest up-front payment and the potential to earn milestone payments for achievements in development and commercialization from Aardvark up to approximately $80 million.

“This agreement represents a great opportunity for GRI Bio as it allows us to optimize our non-strategic asset that we acquired through our merger with Vallon, while allowing us to maintain our focus on advancing our pipeline of novel assets in development for inflammatory and fibrotic diseases. We believe in the potential of ADAIR and are pleased to have it continue on in its development at Aardvark,” commented Marc Hertz, PhD, Chief Executive Officer of GRI Bio.

“There continues to be an unmet need for effective products that address the significant and growing problem of stimulant misuse and abuse. ADAIR has demonstrated abuse deterrent properties, but did not surmount the established threshold in its most recent clinical trial to support pursuing an FDA approval. However, we believe there is a real opportunity to utilize Aardvark’s proprietary ARD-101 technology with its established clinical safety profile to provide a new formulation to substantially boost the deterrent effect of ADAIR to ultimately gain regulatory approval,” added Tien Lee, M.D., Chief Executive Officer of Aardvark.

As the current lead programs utilizing ARD-101 as an orally administered therapeutic agent for Prader-Willi Syndrome will be continuing at Aardvark unabated, Aardvark is considering establishing a separate entity to continue development of ADAIR with ARD-101 to address the urgent need for effective products that will deter stimulant abuse.

About Aardvark Therapeutics, Inc.
Aardvark Therapeutics is a clinical stage biopharmaceutical company focused on developing novel small molecule therapeutics to activate innate homeostatic pathways for the treatment of metabolic diseases, inflammation, and other indications. Founded in 2017, the company has now advanced ARD-101 to Phase II clinical trials. Aardvark has multiple other programs in its pipeline.

For more information visit www.aardvarktherapeutics.com.

About GRI Bio, Inc.
GRI Bio is a clinical-stage biopharmaceutical company focused on fundamentally changing the way inflammatory, fibrotic and autoimmune diseases are treated. GRI Bio’s therapies are designed to target the activity of NKT cells, which are key regulators earlier in the inflammatory cascade, to interrupt disease progression and restore the immune system to homeostasis. NKT cells are innate-like T cells that share properties of both NK and T cells and are a functional link between the innate and adaptive immune responses. Type I invariant NKT (“iNKT”) cells play a critical role in propagating the injury, inflammatory response, and fibrosis observed in inflammatory and fibrotic indications. GRI Bio’s lead program, GRI-0621, is an inhibitor of iNKT cell activity and is being developed as a novel oral therapeutic for the treatment of idiopathic pulmonary fibrosis, a serious disease with significant unmet need. The Company is also developing a pipeline of novel type 2 NKT agonists for the treatment of systemic lupus erythematosus. Additionally, with a library of over 500 proprietary compounds, GRI Bio has the ability to fuel a growing pipeline.

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions. These forward-looking statements are based on the Company’s current beliefs and expectations. Forward-looking statements include, but are not limited to, statements regarding: the Company’s expectations with respect to development and commercialization of the Company’s or Aardvark’s product candidates, the initiation or completion of clinical trials, the potential benefits and impact of the Company’s or Aardvark’s product candidates, any estimate or implication as to potential market size or potential revenue, and any reference to potential milestone achievements or related contingent payments, which may or may not be achieved, paid or received in the future. Actual results may differ from the forward-looking statements expressed by the Company or Aardvark in this press release and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including, without limitation: (1) the inability to maintain the listing of the Company’s common stock on Nasdaq; (2) changes in applicable laws or regulations; (3) the inability of the Company to raise financing in the future; (4) the success, cost and timing of the Company’s or Aardvark’s product development activities; (5) the inability of the Company or Aardvark to obtain and maintain regulatory clearance or approval for their respective products, and any related restrictions and limitations of any cleared or approved product; (6) the inability of the Company to identify, in-license or acquire additional technology; (7) the inability of the Company or Aardvark to compete with other companies currently marketing or engaged in the development of products and services that the Company or Aardvark are currently developing; (8) the size and growth potential of the markets for the Company’s or Aardvark’s products and services, and their respective ability to serve those markets, either alone or in partnership with others; (9) the failure to achieve any milestones or receive any milestone payments under the asset purchase agreement; (10) inaccuracy in the Company’s or Aardvark’s estimates regarding expenses, future revenue, capital requirements and needs for and the ability to obtain additional financing; (11) the Company’s or Aardvark’s ability to protect and enforce its intellectual property portfolio, including any newly issued patents; and (12) other risks and uncertainties indicated from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks and uncertainties described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the SEC on February 24, 2023 and subsequently filed reports. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:
JTC Team, LLC
Jenene Thomas
(833) 475-8247
GRI@jtcir.com